Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Second Quarter 2016 Results
Total Revenue Increased 9% Sequentially - Total Bookings Increased 18% Sequentially
FreeStor Subscription Bookings increased over 200% Sequentially

MELVILLE, N.Y., July 27, 2016 — FalconStor Software®, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its second quarter ended June 30, 2016.

"The storage industry landscape continued its transformation during the second quarter of 2016. We saw a reasonable recovery in overall performance sequentially from Q1 2016 and we saw significant growth in our new business initiatives for FreeStor® subscription model which grew over 200% sequentially" said Gary Quinn, President and CEO. "That said, we saw improvements in all routes to market for OEM, MSPs, and new enterprise customers, as well as the beginning of some existing enterprise customer conversions to FreeStor. We remain committed to driving our new business initiatives with FreeStor through the rest of 2016 and are adjusting to the marketplace with fiscal responsibility."

Business Highlights:

•	FreeStor MSP subscription business increased over 400% for the first half of 2016 as compared with total FY 2015 bookings results.

•	FreeStor Enterprise subscription business increased over 500% in the first half of 2016 as compared with total FY 2015 bookings results.

•	FreeStor technology perpetual license business achieved over 40% of the total FY 2015 bookings results in the first half of 2016.

•	FreeStor technology OEMs achieved their first year annual commitments and achieved over 90% of the total FY 2015 bookings results for the first half of 2016.

•
The Company added an additional 13 new customers or conversion customers from the install base utilizing the FreeStor subscription model during Q2 2016. We added 35 new customers or conversion customers from the install base utilizing the traditional perpetual licenses during Q2 2016.

•	During the first half of 2016, the Company added 21 new FreeStor subscription customers and 68 new FreeStor technology customers utilizing the traditional perpetual license model.

•	The Company year-to-date 2016 achieved 96% of its total FY 2015 total FreeStor bookings results.

Financial Highlights:

•	Total revenue for the second quarter of 2016 was $8.1 million, compared with $7.4 million in the first quarter of 2016 and compared with $9.6 million in the second quarter of 2015.

•	Total bookings for the second quarter of 2016 were $8.8 million, compared with $7.4 million in the first quarter of 2016 and compared with $8.4 million in the second quarter of 2015.

•	In the second quarter of 2016 approximately 82% of our total bookings were ratable as compared with 77% in the second quarter of 2015.

•	In the second quarter of 2016 approximately 72% of our total product bookings were ratable compared with 58% in the second quarter of 2015.

•	Our deferred revenue balance as of June 30, 2016 decreased 1%, compared with December 31, 2015 and decreased 4% compared with June 30, 2015.

•	The Company closed the quarter with $9.4 million of cash, cash equivalents and marketable securities, compared with $13.4 million at December 31, 2015.

•
Non-GAAP expenses decreased 2%, compared with the first quarter of 2016 and decreased 15% when compared with the second quarter of 2015. Non-GAAP expenses totaled $10.5 million in the second quarter of 2016, compared with non-GAAP expenses of $10.6 million in the first quarter of 2016 and non-GAAP expenses of $12.3 million in the second quarter of 2015.

•	Non-GAAP gross margins were 72% in the second quarter of 2016, compared with non-GAAP gross margins of 73% in the first quarter of 2016 and 73% in the second quarter of 2015.

Financials

Total revenue for the three months ended June 30, 2016 was $8.1 million, compared with $9.6 million in the same period a year ago. GAAP loss from operations for the three months ended June 30, 2016 was $3.6 million, compared with $3.1 million in the same period a year ago. Included in our operating results for the three months ended June 30, 2016 and 2015 were $1.1 million and $0.4 million of share-based compensation expense, respectively. GAAP net loss for the three months ended June 30, 2016 was $3.5 million, compared with $2.7 million for the same period a year ago. Included in our net loss for the three months ended June 30, 2016 and 2015 was an income tax provision of $0.2 million and an income tax benefit of $0.4 million, respectively. GAAP net loss attributable to common stockholders for the three months ended June 30, 2016, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $3.9 million, or $0.09 per diluted share, compared with $3.0 million, or $0.07 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $2.4 million for the three months ended June 30, 2016, compared with $2.7 million for the same period a year ago. Non-GAAP net loss was $2.3 million, or $0.05 per diluted share, for the three months ended June 30, 2016, compared with $2.2 million, or $0.05 per diluted share, for the three months ended June 30, 2015. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of our Series A redeemable convertible preferred stock.

Total revenue for the six months ended June 30, 2016 was $15.5 million, compared with $29.5 million in the same period a year ago. Included in total revenue for the first six months of 2015 was $11.3 million of revenue from a joint-development agreement. GAAP loss from operations for the six months ended June 30, 2016 was $7.9 million, compared with income from operations of $3.2 million in the same period a year ago. Included in our operating results for the six months ended June 30, 2016 and 2015 were; (i) $2.1 million and $0.8 million of share-based compensation expense, respectively; and (ii) $0.2 million of restructuring costs in both periods. GAAP net loss for the six months ended June 30, 2016 was $7.8 million, compared with net income of $2.6 million for the same period a year ago. Included in our net loss for both the six months ended June 30, 2016 and 2015 was an income tax provision of $0.3 million. GAAP net loss attributable to common stockholders for the six months ended June 30, 2016, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $8.6 million, or $0.20 per diluted share, compared with income of $1.9 million, or $0.05 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $5.6 million for the six months ended June 30, 2016, compared with income of $4.2 million for the same period a year ago. Non-GAAP net loss was $5.5 million, or $0.13 per diluted share, for the six months ended June 30, 2016, compared with income of $3.6 million, or $0.08 per diluted share, for the six months ended June 30, 2015.

The Company closed the quarter with $9.4 million in cash, cash equivalents and marketable securities. Cash flow used in operations for the six months ended June 30, 2016 was $3.8 million, compared with cash flow used in operations of $1.6 million during the same period in 2015. Deferred revenue at June 30, 2016 was $25.4 million, compared with $25.7 million at December 31, 2015.

Conference Call
The Company will host a conference call to discuss its financial results on Wednesday, July 27, 2016 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-230-5549
International: +1-913-312-0711
Conference ID: 4192154

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.
https://falconstor.webex.com/falconstor/j.php?RGID=reabd3fd3ffad1becedbbbbe6744db408
Meeting: FalconStor Q2 2016 Earnings
Meeting password: Q2numbers16
Meeting Number: 799 018 974

If you are unable to register via the Internet, please contact Timothy Sheets, Investor Relations at 631-773-4357 or timothy.sheets@falconstor.com.

A conference call replay will be available beginning July 27, 2016 at 7:30 p.m. EDT through 7:30 p.m. EDT on August 3rd. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 4192154.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software®, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,925,334	$6,013,382
Marketable securities	1,500,235	7,420,042
Accounts receivable, net	4,641,500	6,635,262
Prepaid expenses and other current assets	1,396,389	1,742,668
Inventory	6,181	70,534
Deferred tax assets, net	526,391	205,816
Total current assets	15,996,030	22,087,704
Property and equipment, net	1,257,917	1,565,932
Deferred tax assets, net	127,015	110,060
Software development costs, net	736,453	1,116,816
Other assets, net	1,045,956	1,139,377
Goodwill	4,150,339	4,150,339
Other intangible assets, net	235,408	256,137
Total assets	$23,549,118	$30,426,365
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$973,739	$1,005,944
Accrued expenses	6,186,181	6,783,514
Deferred tax liabilities, net	89,474	89,343
Deferred revenue, net	15,969,741	16,553,519
Total current liabilities	23,219,135	24,432,320
Other long-term liabilities	991,781	735,089
Deferred tax liabilities, net	40,637	27,069
Deferred revenue, net	9,462,032	9,122,289
Total liabilities	33,713,585	34,316,767
Commitments and contingencies
Series A redeemable convertible preferred stock	8,153,204	7,818,554
Total stockholders' deficit	(18,317,671)	(11,708,956)
Total liabilities and stockholders' deficit	$23,549,118	$30,426,365

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Product revenue	$2,939,594	$3,650,504	$5,220,452	$17,620,871
Support and services revenue	5,128,357	5,902,085	10,279,830	11,871,594
Total revenue	8,067,951	9,552,589	15,500,282	29,492,465
Cost of revenue:
Product	319,974	718,057	564,247	1,108,281
Support and service	1,999,125	1,940,729	3,761,345	3,960,747
Total cost of revenue	2,319,099	2,658,786	4,325,592	5,069,028
Gross profit	$5,748,852	$6,893,803	$11,174,690	$24,423,437
Operating expenses:
Research and development costs	3,304,079	3,067,732	6,960,856	6,273,599
Selling and marketing	4,124,350	4,371,513	8,393,150	9,676,875
General and administrative	1,833,479	2,583,893	3,539,404	5,076,834
Investigation, litigation, and settlement related (benefits) costs	—	(8,186)	—	8,842
Restructuring costs	93,405	23,495	177,389	157,971
Total operating expenses	9,355,313	10,038,447	19,070,799	21,194,121
Operating (loss) income	(3,606,461)	(3,144,644)	(7,896,109)	3,229,316
Interest and other income (loss), net	237,251	98,411	355,434	(365,665)
(Loss) income before income taxes	(3,369,210)	(3,046,233)	(7,540,675)	2,863,651
Provision (benefit) for income taxes	165,672	(378,049)	290,819	269,456
Net (loss) income	$(3,534,882)	$(2,668,184)	$(7,831,494)	$2,594,195
Less: Accrual of Series A redeemable convertible preferred stock dividends	195,366	186,904	387,974	377,690
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	170,981	143,557	334,650	280,974
Net (loss) income attributable to common stockholders	$(3,901,229)	$(2,998,645)	$(8,554,118)	$1,935,531
Basic net (loss) income per share attributable to common stockholders	$(0.09)	$(0.07)	$(0.20)	$0.05
Diluted net (loss) income per share attributable to common stockholders	$(0.09)	$(0.07)	$(0.20)	$0.05
Weighted average basic shares outstanding	43,159,285	40,964,160	42,521,018	40,949,849
Weighted average diluted shares outstanding	43,159,285	40,964,160	42,521,018	42,492,677

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP (loss) income from operations	$(3,606,461)	$(3,144,644)	$(7,896,109)	$3,229,316
Non-cash stock option expense (1)	1,127,346	425,968	2,117,956	800,774
Legal related costs (3)	—	(8,186)	—	8,842
Restructuring costs (4)	93,405	23,495	177,389	157,971
Non-GAAP (loss) income from operations	$(2,385,710)	$(2,703,367)	$(5,600,764)	$4,196,903

GAAP net (loss) income attributable to common stockholders	$(3,901,229)	$(2,998,645)	$(8,554,118)	$1,935,531
Non-cash stock option expense, net of income taxes (2)	1,127,346	425,968	2,117,956	800,774
Legal related costs (3)	—	(8,186)	—	8,842
Restructuring costs (4)	93,405	23,495	177,389	157,971
Effects of Series A redeemable convertible preferred stock (5)	366,347	330,461	722,624	658,664
Non-GAAP net (loss) income	$(2,314,131)	$(2,226,907)	$(5,536,149)	$3,561,782

GAAP gross margin	71%	72%	72%	83%
Non-cash stock option expense (1)	1%	0%	0%	0%
Non-GAAP gross margin	72%	73%	73%	83%

GAAP gross margin - Product	89%	80%	89%	94%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	89%	80%	89%	94%

GAAP gross margin - Support and Service	61%	67%	63%	67%
Non-cash stock option expense (1)	1%	1%	1%	0%
Non-GAAP gross margin - Support and Service	62%	68%	64%	67%

GAAP operating margin	(45%)	(33%)	(51%)	11%
Non-cash stock option expense (1)	14%	4%	14%	3%
Legal related costs (3)	0%	0%	0%	0%
Restructuring costs (4)	1%	0%	1%	1%
Non-GAAP operating margin	(30%)	(28%)	(36%)	14%

GAAP Basic EPS	$(0.09)	$(0.07)	$(0.20)	$0.05
Non-cash stock option expense, net of income taxes (2)	0.03	0.01	0.05	0.02
Legal related costs (3)	0.00	0.00	0.00	0.00
Restructuring costs (4)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.02	0.02
Non-GAAP Basic EPS	$(0.05)	$(0.05)	$(0.13)	$0.09

GAAP Diluted EPS	$(0.09)	$(0.07)	$(0.20)	$0.05
Non-cash stock option expense, net of income taxes (2)	0.03	0.01	0.05	0.02
Legal related costs (3)	0.00	0.00	0.00	0.00
Restructuring costs (4)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.02	0.02
Non-GAAP Diluted EPS	$(0.05)	$(0.05)	$(0.13)	$0.08

Weighted average basic shares outstanding (GAAP and as adjusted)	43,159,285	40,964,160	42,521,018	40,949,849
Weighted average diluted shares outstanding (GAAP and as adjusted)	43,159,285	40,964,160	42,521,018	42,492,677

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue - Product	$—	$—	$—	$—
Cost of revenue - Support and Service	44,066	34,894	68,837	53,704
Research and development costs	825,635	98,495	1,571,797	171,515
Selling and marketing	75,342	63,510	143,072	151,580
General and administrative	182,303	229,069	334,250	423,975
Total non-cash stock based compensation expense	$1,127,346	$425,968	$2,117,956	$800,774

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and six months ended June 30, 2016 and 2015, the tax expense for both GAAP and Non-GAAP basis approximate the same amount. Included in share-based compensation expense for the three and six months ended June 30, 2016, was $0.8 million and $1.5 million, respectively, related to costs associated with our exclusive source code license and development agreement which were paid through the issuance of our common stock.

(3)	Legal related costs represent expenses in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.